Exhibit 99.2

FOR IMMEDIATE RELEASE

Press Release AIG 175 Water Street New York, NY 10038 www.aig.com	Contacts: Shelley Singh (Investors): shelley.singh@aig.com Claire Talcott (Media): claire.talcott@aig.com

AIG Announces Early Participation Results of Its Tender Offers and Extends the Total Consideration Payment and Certain Consent Solicitations

NEW YORK, May 25, 2021 – On May 11, 2021, American International Group, Inc. (NYSE: AIG) announced that it commenced cash tender offers (the “Tender Offers”) and solicitations of consents (the “Consent Solicitations”) for certain outstanding notes.

The Tender Offers and Consent Solicitations are being made pursuant to AIG’s Offer to Purchase and Consent Solicitation Statement for the SunAmerica Notes (as defined below), dated May 11, 2021, and AIG’s Offer to Purchase and Consent Solicitation Statement for the AIG Life Holdings Notes (as defined below), dated May 11, 2021 (each, an “Offer to Purchase and Consent Solicitation Statement”) and the related letters of transmittal, which set forth a more comprehensive description of the terms of each Tender Offer and Consent Solicitation.

The Tender Offers consist of an offer to purchase any and all of the following series of notes:

Title	Original Issuer	CUSIP No.
7.57% Junior Subordinated Deferrable Interest Debentures, Series A	American General Corporation(1)	00138GAB5

8 1/8% Junior Subordinated Deferrable Interest Debentures, Series B	American General Corporation(1)	00138GAC3

7 ½% Notes due 2025	American General Corporation(1)	026351AU0

6 5/8% Notes due 2029	American General Corporation(1)	026351AZ9

8 ½% Junior Subordinated Debentures due 2030	American General Corporation(1)	00138GAA7

8.125% Debentures due 2023	SunAmerica Inc.(2)	866930AB6

7.05% Notes due 2025	SunAmerica Inc.(2)	86703QBJ9

7.00% Notes due 2026	SunAmerica Inc.(2)	86703QBN0

5.60% Debentures due 2097	SunAmerica Inc.(2)	866930AG5

(1)	The current obligor for this series of notes is AIG Life Holdings, Inc. (“AIG Life Holdings”), a wholly owned subsidiary of AIG and successor to American General Corporation, and each series of such notes is, as of the date hereof, guaranteed by AIG. Collectively, these series of notes are referred to herein as the “AIG Life Holdings Notes.”
(2)	The current obligor for this series of notes is AIG (as successor to SunAmerica Inc.).

FOR IMMEDIATE RELEASE

Additionally, the Consent Solicitations consist of solicitation of consents to certain proposed amendments to (i) the indenture under which the four series of notes were originally issued by SunAmerica Inc. (referred to as the “SunAmerica Notes”) and (ii) the indenture under which each of the 7.57% Junior Subordinated Deferrable Interest Debentures, Series A (referred to as the “Series A Notes”) and the 8 1/8% Junior Subordinated Deferrable Interest Debentures, Series B (referred to as the “Series B Notes”), each as set forth in the table above, were issued.

In addition to the results of the Tender Offers and Consent Solicitations as of the Early Tender Time (as defined below), AIG today announced that:

•	it is extending the period for holders of the SunAmerica Notes and the Series A Notes (collectively, the “Extended Consent Notes”) to deliver consents until 11:59 p.m., New York City time, on June 8, 2021; and

•	it is extending the payment of the Total Consideration to any tenders received on or before 11:59 p.m., New York City time, on June 8, 2021.

Results of the Tender Offers and Solicitations of Consents as of the Early Tender Time and Original Consent Expiration Time

As previously announced, the early tender time for the Tender Offers was 5:00 p.m., New York City time, on May 24, 2021 (the “Early Tender Time”), and the original consent expiration time was 5:00 p.m., New York City time, on May 24, 2021 (the “Original Consent Expiration Time”). Holders who validly tendered and did not withdraw their notes in the Tender Offers at or prior to the Early Tender Time, and whose tenders are accepted for purchase pursuant to the Tender Offers, will receive the Total Consideration set forth in the table below. The Total Consideration will be payable promptly on May 26, 2021 (the “Early Settlement Date”). In addition to the Total Consideration, holders of notes accepted for payment will receive accrued and unpaid interest from the last interest payment date for the notes to, but not including, the Early Settlement Date. The right of holders to withdraw tenders or revoke consents, as applicable, expired as of 5:00 p.m., New York City time, on May 24, 2021.

As of the Early Tender Time, the principal amount of notes of each series outstanding and validly tendered and not validly withdrawn and the Total Consideration per $1,000 principal amount were as follows:

FOR IMMEDIATE RELEASE

Title	Original Issuer	Principal Amount Outstanding	Principal Amount Tendered	Percent of Amount Outstanding Tendered	Early Tender Payment(1)	Total Consideration(2)
7.57% Junior Subordinated Deferrable Interest Debentures, Series A	American General Corporation	$36,745,000	$5,280,000	14.37%	$30	$1,540.72

8 1/8% Junior Subordinated Deferrable Interest Debentures, Series B	American General Corporation	$211,987,000	$70,002,000	33.02%	$30	$1,630.56

7 ½% Notes due 2025	American General Corporation	$135,531,000	$34,066,000	25.14%	$30	$1,250.83

6 5/8% Notes due 2029	American General Corporation	$147,091,000	$47,788,000	32.49%	$30	$1,308.06

8 ½% Junior Subordinated Debentures due 2030	American General Corporation	$114,110,000	$59,244,000	51.92%	$30	$1,424.77

8.125% Debentures due April 28, 2023	SunAmerica Inc.	$86,367,000	$17,782,000	20.59%	$30	$1,152.95

7.05% Notes due 2025	SunAmerica Inc.	$13,640,000	$1,107,000	8.12%	$30	$1,255.94

7.00% Notes due 2026	SunAmerica Inc.	$8,797,000	$498,000	5.66%	$30	$1,262.08(3)

5.60% Debentures due 2097	SunAmerica Inc.	$19,996,000	$17,829,000	89.16%	$30	$1,375.60

(1)	Per $1,000 principal amount of notes tendered and accepted for purchase. With respect to the Series A Notes, the Series B Notes and the SunAmerica Notes, the Early Tender Payment includes the payment of a consent fee to holders that delivered tenders and accompanying consents. The Early Tender Payment is included in Total Consideration.
(2)	Per $1,000 principal amount of notes tendered and accepted for purchase, based upon a Reference Yield determined as of 2:00 p.m., New York City time, on May 24, 2021; excludes accrued and unpaid interest; assumes settlement on May 26, 2021.
(3)	The press release issued by AIG on May 24, 2021 titled “AIG Announces Reference Yields for its Tender Offers for Certain Outstanding Notes” incorrectly listed the Total Consideration for the 7.00% Notes due 2026 as $1,262.03. The correct Total Consideration for this series of notes is $1,262.08.

Additionally, AIG announced the successful completion as of the Original Consent Expiration Time of its previously announced Consent Solicitation for the Series B Notes of AIG Life Holdings. AIG received the consent of a majority in aggregate principal amount of the Series B Notes then outstanding, as required by the applicable indenture, through a combination of consents delivered by holders without tendering the related notes and by holders that delivered tenders and accompanying consents, and will enter into a supplemental indenture to effect the amendments to the Series B Notes promptly after the Expiration Time. Holders of Series B Notes who validly delivered and did not validly revoke consents without tendering the related notes at or prior to the Original Consent Expiration Time will receive a “Consent Payment” of $5 per each $1,000 principal amount of consenting notes accepted by AIG on the Early Settlement Date. Revocation rights for the Consent Solicitation for the Series B Notes have expired and have not been extended.

FOR IMMEDIATE RELEASE

Extension of the Total Consideration for all Notes Tendered Prior to the Expiration Time

AIG is extending the payment of the Total Consideration to all notes that are validly tendered and not withdrawn on or before 11:59 p.m., New York City time, on June 8, 2021 (the “Expiration Time”). Prior to extending the payment of the Total Consideration to the Expiration Time, holders would have had to tender by the Early Tender Time to be eligible to receive the Total Consideration, which includes an Early Tender Payment.

Holders must validly tender their notes on or before the Expiration Time in order to be eligible to receive the Total Consideration.

Extension of Consent Solicitation for Extended Consent Notes

AIG is also extending the period for holders of the Extended Consent Notes to deliver consents, until the Expiration Time.

Holders of Extended Consent Notes may:

•	tender their Extended Consent Notes and thereby deliver the related consents pursuant to the respective Offer to Purchase and Consent Solicitation Statement on or before the Expiration Time; or

•	deliver consents without tendering their Extended Consent Notes, pursuant to the respective Offer to Purchase and Consent Solicitation Statement, on or before the Expiration Time.

Holders of Extended Consent Notes that deliver consents without tendering the related notes at or prior to the Expiration Time will be eligible to receive a “Consent Payment” of $5 per $1,000 principal amount of consenting notes accepted by AIG, if the proposed amendments are entered into for such series of notes. Holders of Extended Consent Notes that have previously delivered consents without tendering the related notes at or prior to the Early Tender Time will be eligible to receive the “Consent Payment”, if the proposed amendments are entered into for such series of notes. As described in the Offer to Purchase and Consent Solicitation Statements, AIG reserved the right, subject to applicable law, to extend the Consent Expiration Time at any time, with respect to any or all series of notes, for any reason. AIG further reserved the right to extend the Consent Expiration Time for one or more series of notes, while not extending for the remaining series of notes. As such, AIG has extended the Consent Expiration Time for the Extended Consent Notes, and has not extended the Consent Expiration Time for the Series B Notes of AIG Life Holdings.

FOR IMMEDIATE RELEASE

AIG will also continue to pay a soliciting broker fee of $5.00 per $1,000 principal amount of the SunAmerica Notes that are validly tendered and accepted for purchase pursuant to the Tender Offers or for which Consents have been delivered pursuant to the Consent Solicitations to retail brokers that are appropriately designated by their tendering Holder clients to receive this fee; provided that such fee will only be paid with respect to tenders by Holders whose aggregate principal amount of SunAmerica Notes and/or Consents is $500,000 or less.

The Tender Offers and Consent Solicitations are subject to the satisfaction of certain conditions. With respect to the Consent Solicitation and Tender Offer for the Series B Notes and with respect to the Tender Offers for all of the Extended Consent Notes, AIG has waived the Documentation Condition and Series A-B Notes Documentation Condition, as applicable (as described in the Offer to Purchase and Consent Solicitation Statements). AIG may terminate or alter any or all of the Tender Offers or Consent Solicitations and is not obligated to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered notes or delivered consents, in each event subject to applicable laws. The Tender Offers are not conditioned on the tender of a minimum principal amount of notes.

AIG has retained Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC to serve as dealer managers and consent solicitation agents for the Tender Offers and Consent Solicitations and has retained D.F. King, Inc. to serve as the tender and information agent for the Tender Offers and Consent Solicitations. Requests for documents may be directed to D.F. King, Inc. by telephone at (800) 334-0384 (toll free) or (212) 269-5550 (for banks and brokers) or by email at aig@dfking.com. Questions regarding the Tender Offers and Consent Solicitations may be directed to either Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll-free) or (212) 538-2147 (collect) or J.P. Morgan Securities LLC at (866) 834-4666 (toll free) or (212) 834-4045 (collect).

This press release is neither an offer to purchase, nor a solicitation of an offer to sell the notes or any other securities nor a solicitation of consents. The Tender Offers and Consent Solicitations are made only by and pursuant to the terms of each Offer to Purchase and Consent Solicitation Statement and the related letters of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law. The information in this press release is qualified by reference to each Offer to Purchase and Consent Solicitation Statement and the related letters of transmittal. None of AIG, the dealer managers and consent solicitation agents or the tender and information agent makes any recommendations as to whether holders should tender their notes or deliver consents pursuant to the Tender Offers and Consent Solicitations. Holders must make their own decisions as to whether to tender notes, and, if so, the principal amount of notes to tender, and whether to deliver consents.

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FOR IMMEDIATE RELEASE

Certain statements in this press release, including those describing the completion of the Tender Offers and Consent Solicitations, constitute forward-looking statements. These statements are not historical facts but instead represent only AIG’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s control. It is possible that actual results will differ, possibly materially, from the anticipated results indicated in these statements. Factors that could cause actual results to differ, possibly materially, from those in the forward-looking statements are discussed throughout AIG’s periodic filings with the SEC pursuant to the Securities Exchange Act of 1934.

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American International Group, Inc. (AIG) is a leading global insurance organization. AIG member companies provide a wide range of property casualty insurance, life insurance, retirement solutions, and other financial services to customers in approximately 80 countries and jurisdictions. These diverse offerings include products and services that help businesses and individuals protect their assets, manage risks and provide for retirement security. AIG common stock is listed on the New York Stock Exchange.

Additional information about AIG can be found at www.aig.com | YouTube: www.youtube.com/aig | Twitter: @AIGinsurance www.twitter.com/AIGinsurance | LinkedIn: www.linkedin.com/company/aig. These references with additional information about AIG have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

AIG is the marketing name for the worldwide property-casualty, life and retirement, and general insurance operations of American International Group, Inc. For additional information, please visit our website at www.aig.com. All products and services are written or provided by subsidiaries or affiliates of American International Group, Inc. Products or services may not be available in all countries and jurisdictions, and coverage is subject to underwriting requirements and actual policy language. Non-insurance products and services may be provided by independent third parties. Certain property-casualty coverages may be provided by a surplus lines insurer. Surplus lines insurers do not generally participate in state guaranty funds, and insureds are therefore not protected by such funds.